UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 09, 2023

REPAY HOLDINGS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38531	98-1496050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road Suite 200
Atlanta, Georgia		30305
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 404 504-7472

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2023, Repay Holdings Corporation (the “Company”) and certain of its subsidiaries entered into a Third Amendment (the “Amendment”) to the Amended and Restated Revolving Credit Agreement (the “Amended Credit Agreement”), dated as of February 3, 2021, by and among the Company, certain subsidiaries of the Company, financial institutions parties thereto as lenders, and Truist Bank, as administrative agent. The Amendment amends the Amended Credit Agreement to replace the interest rate benchmark, from London Interbank Offered Rate (“LIBOR”) to Secured Overnight Financing Rate (“SOFR”) and other ministerial changes. Other than the foregoing, the material terms of the Credit Agreement remain unchanged.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*

Third Amendment to Amended and Restated Revolving Credit Agreement, dated February 9, 2023, by and among Repay Holdings Corporation, Hawk Parent Holdings, LLC, Truist Bank, as Administrative Agent, and the other parties thereto.

104	Cover page (formatted in Inline XBRL)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Date:	February 10, 2023	By:	/s/ Tyler B. Dempsey
Tyler B. Dempsey General Counsel and Corporate Secretary